Filed with the U.S. Securities and Exchange Commission on July 12, 2019 under the Securities Act of 1933, as amended.

Registration No. 333-232449

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Conyers Park II Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	6770	83-4629508
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1 Greenwich Office Park, 2nd Floor
Greenwich, CT 06831
(212) 429-2211

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Brian K. Ratzan
Conyers Park II Acquisition Corp.
1 Greenwich Office Park, 2nd Floor
Greenwich, CT 06831
(212) 429-2211

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Christian O. Nagler, Esq. Peter S. Seligson, Esq. Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Tel: (212) 446-4800 Fax: (212) 446-4900	Paul D. Tropp, Esq. Christopher J. Capuzzi, Esq. Ropes & Gray LLP 1211 Avenue of the Americas New York, New York 10036 Tel: (212) 596-9000 Fax: (212) 596-9090

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fourth of one warrant(2)	46,000,000 Units	$10.00	$460,000,000	$55,752
Shares of Class A common stock included as part of the units(3)	46,000,000 Shares	—	—	—	(4)
Redeemable warrants included as part of the units(3)	11,500,000 Warrants	—	—	—	(4)
Class A common stock, issuable upon the redemption of warrants(3)(5)	4,197,500 Shares	$10.00	$41,975,000	$5,088
Total			$501,975,000	$60,840	(6)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 6,000,000 units, consisting of 6,000,000 shares of Class A common stock and 2,000,000 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(4)	No fee pursuant to Rule 457(g).
(5)	Represents Class A common stock that may be issued upon redemption of warrants included as part of units in this offering.
(6)	Previously filed.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

Conyers Park II Acquisition Corp. is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-232449) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. The list of exhibits following the signature page of this registration statement is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of July, 2019.

CONYERS PARK II ACQUISITION CORP.

By:	/s/ David J. West
David J. West
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

*	Executive Chairman of the Board of Directors	July 12, 2019
James M. Kilts

/s/ David J. West	Chief Executive Officer and Director	July 12, 2019
David J. West	(Principal Executive Officer)

*	Chief Financial Officer and Director	July 12, 2019
Brian K. Ratzan	(Principal Financial and Accounting Officer)

*By:	/s/ David J. West
David J. West
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1	Certificate of Incorporation.
3.2	Form of Amended and Restated Certificate of Incorporation.
3.3	Form of Amended and Restated Bylaws.
4.1	Specimen Unit Certificate.
4.2	Specimen Class A Common Stock Certificate.
4.3	Specimen Warrant Certificate.
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Kirkland & Ellis LLP.
10.1	Promissory Note, dated May 13, 2019, issued to Conyers Park II Sponsor LLC.*
10.2	Form of Letter Agreement among the Registrant and its officers and directors and Conyers Park II Sponsor LLC.
10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.4	Form of Registration and Stockholder Rights Agreement among the Registrant and certain security holders.
10.5	Securities Subscription Agreement, dated May 13, 2019, between the Registrant and Conyers Park II Sponsor LLC.*
10.6	Sponsor Warrants Purchase Agreement between the Registrant and Conyers Park II Sponsor LLC.
10.7	Form of Indemnity Agreement.
10.8	Form of Administrative Support Agreement between the Registrant and Centerview Capital Consumer Investors LLC.
23.1	Consent of WithumSmith+Brown, PC.*
23.2	Consent of Kirkland & Ellis LLP (to be included in Exhibit 5.1).
24.1	Power of Attorney.*
99.1	Consent of Ronald Blaylock.
99.2	Consent of Peter Klein.
99.3	Consent of Irene Rosenfeld.
99.4	Consent of Joseph Schena.

*	Previously filed.

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